UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) March 9, 2005


                                  CytoDyn, Inc.
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             (Exact name of registrant as specified in its charter)


          Colorado                      000-49908                 75-3056237
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)


              200 W. DeVargas St., Suite 1, Santa Fe, NM    87501
              -----------------------------------------------------
              (Address of Principal Executive Offices)   (Zip Code)


                                 (505) 988-5520
                                 --------------
              (Registrant's telephone number, including area code)



          (Former Name or Former Address, if Changed Since Last Report)



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Item 2.03 Creation of a Direct Financial Obligation

We have created a direct financial obligation by issuing promissory notes to certain individuals in exchange for borrowing $121,000. These individuals are friends and business acquaintances with the officers and directors of the Company. The notes carry 5% simple interest and all principal and accrued interest is due by March 9, 2006. The Holders' allow us to prepay the notes without any penalty.

We are in the process of registering for a public offering. The SEC is currently reviewing our SB-2 registration filing.

If we are unable to raise additional funds by any means within the next year we will not be able to repay the debt the Holders of the notes.

In the event the Company defaults on the notes, the holder may provide written notice. The Company shall have 45 days to remedy the default.

The notes may be accelerated if the company commences involuntary or voluntary bankruptcy proceedings under Title 11 of the United States Code. In the event of bankruptcy proceedings, the notes shall be accelerated and automatically become due and payable of all outstanding principal and accrued interest without presentment, demand or protest.

Please see attached exhibit "Promissory Note" for all terms.


Item 9.01 Financial Statements and Exhibits

Exhibit Number                  Description

     99.1          Promissory Note









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Pursuant to the requirements of Securities  Exchange Act of 1934, the Registrant
has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        CytoDyn, Inc.


Date: March 11, 2005                    /s/ Allen D. Allen
                                        ----------------------------
                                        Allen D. Allen
                                        President

















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